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                                                                    Exhibit 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
Audible, Inc.


We consent to incorporation by reference in the registration statement (No. 333-91107) on Form S-8 of Audible, Inc. of our report dated January 31, 2000, relating to the balance sheets of Audible, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Audible, Inc.



KPMG LLP


Short Hills, New Jersey
March 29, 2000